                                                                   Exhibit 10.20


                        PENINSULA PHARMACEUTICALS, INC.

                            NOTE PURCHASE AGREEMENT

                               DECEMBER 23, 2004

                                                                               .
                                                                               .
                                                                               .
                               TABLE OF CONTENTS

                                                                                            PAGE
1.   Amount and Terms of the Loan(s)......................................................    1

     1.1    The Loan(s)...................................................................    1

2.   Closing, Drawdown, Delivery And Payment..............................................    2

     2.1    Closing.......................................................................    2

     2.2    Drawdown Notice...............................................................    2

     2.3    Delivery......................................................................    2

3.   Representations And Warranties Of The Company........................................    2

     3.1    Organization, Good Standing and Qualification.................................    2

     3.2    Subsidiaries..................................................................    2

     3.3    Capitalization; Voting Rights.................................................    3

     3.4    Authorization; Binding Obligations............................................    4

     3.5    Financial Statements..........................................................    4

     3.6    Agreements; Action............................................................    5

     3.7    Obligations to Related Parties................................................    6

     3.8    Changes.......................................................................    6

     3.9    Title to Properties and Assets; Liens, Etc....................................    7

     3.10   Intellectual Property.........................................................    7

     3.11   Compliance with Other Instruments.............................................    8

     3.12   Litigation....................................................................    8

     3.13   Tax Returns and Payments......................................................    8

     3.14   Employees.....................................................................    9

     3.15   Registration Rights and Voting Rights.........................................    9

     3.16   Compliance with Laws; Permits.................................................    9

     3.17   Offering Valid................................................................   10

     3.18   Environmental and Safety Laws.................................................   10

     3.19   Full Disclosure...............................................................   10

     3.20   Minute Books..................................................................   10

     3.21   Insurance.....................................................................   10

     3.22   Real Property Holding Corporation.............................................   10

     3.23   Section 83(b) Elections.......................................................   10


                                       i.

                               TABLE OF CONTENTS
                                  (CONTINUED)


                                                                                            PAGE
     3.24   Product Regulatory Review.....................................................   10

     3.25   Use of Proceeds...............................................................   11

4.   Representations And Warranties Of Purchasers.........................................   11

     4.1    Requisite Power and Authority.................................................   11

     4.2    Investment Representations....................................................   11

     4.3    Transfer Restrictions.........................................................   13

5.   Conditions To Closing................................................................   13

     5.1    Conditions to Purchasers' Obligations at the Closing..........................   13

     5.2    Conditions to Obligations of the Company......................................   14

6.   Miscellaneous........................................................................   14

     6.1    Governing Law.................................................................   14

     6.2    Survival......................................................................   14

     6.3    Successors and Assigns........................................................   14

     6.4    Entire Agreement..............................................................   14

     6.5    Severability..................................................................   15

     6.6    Amendment and Waiver..........................................................   15

     6.7    Delays or Omissions...........................................................   15

     6.8    Waiver of Conflicts...........................................................   15

     6.9    Notices.......................................................................   15

     6.10   Expenses......................................................................   16

     6.11   Attorneys' Fees...............................................................   16

     6.12   Titles and Subtitles..........................................................   16

     6.13   Counterparts..................................................................   16

     6.14   Broker's Fees.................................................................   16

     6.15   Exculpation Among Purchasers..................................................   16

     6.16   Pronouns......................................................................   16

     6.17   California Corporate Securities Law...........................................   17

                                      ii.

                                LIST OF EXHIBITS

Schedule of Purchasers                                                 Exhibit A

Form of Convertible Promissory Note                                    Exhibit B


                                      iii.

                        PENINSULA PHARMACEUTICALS, INC.

                            NOTE PURCHASE AGREEMENT

      THIS NOTE PURCHASE AGREEMENT (the "AGREEMENT") is made and entered into as of December 23, 2004, by and among Peninsula Pharmaceuticals, Inc., a Delaware corporation (the "COMPANY") and each of those persons and entities, severally and not jointly, who have executed this Agreement and whose names are set forth on the Schedule of Purchasers attached hereto as EXHIBIT A (which persons and entities are hereinafter collectively referred to as "PURCHASERS" and each individually as a "PURCHASER").

                                    RECITALS

      WHEREAS, to provide the Company with additional resources to conduct its business, the Purchasers are willing to loan to the Company up to an aggregate amount of twelve million dollars ($12,000,000) (the "MAXIMUM COMMITMENT AMOUNT"), subject to the conditions specified herein; and

      WHEREAS, the Purchasers desire to purchase, and the Company desires to sell, the Notes (as defined below) on the terms and conditions set forth herein.

                                   AGREEMENT

      NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises, representations, warranties, and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      1.    AMOUNT AND TERMS OF THE LOAN(S).

            1.1   THE LOAN(S).

                  (A) Subject to the terms of this Agreement, each Purchaser agrees to make available to the Company, subject to the terms and conditions hereof, the amount set forth opposite each such Purchaser's name on the Schedule of Purchasers attached hereto (each, a "COMMITMENT AMOUNT") under which the Company may, at any time (i) following the date hereof and (ii) prior to the Expiration Date (as defined below), request (a "DRAWDOWN NOTICE"), and the Purchasers agree to make, loans to the Company in the aggregate amount specified in the Drawdown Notice (the "TOTAL LOAN AMOUNT") against the issuance and delivery by the Company of convertible promissory notes in substantially the form attached hereto as EXHIBIT B (each, a "NOTE" and collectively, the "NOTES").

                  (B)   Following delivery of the Drawdown Notice pursuant to
Section 2.1, each Purchaser shall be obligated to purchase, and the Company shall be obligated to sell and issue, on the Drawdown Date (as defined below) a
Note in the principal amount equal to the product of (i) such Purchaser's Pro Rata Share (as defined below) and (ii) the Total Loan Amount requested in the Drawdown Notice (each, a "LOAN AMOUNT" and collectively, the "LOANS"). For the purposes of this Agreement, a Purchaser's "PRO RATA SHARE" shall be equal


                                       1.

to (i) such Purchaser's Commitment Amount divided by (ii) the Maximum Commitment Amount. Each Note shall be convertible into equity securities of the Company upon the terms and conditions set forth in the Notes.

      2.    CLOSING, DRAWDOWN, DELIVERY AND PAYMENT.

            2.1 CLOSING. The closing of the obligations contemplated hereby (the "CLOSING") shall take place at 1:00 p.m. on the date hereof, at the offices of Cooley Godward LLP, Five Palo Alto Square, 3000 El Camino Real, Palo Alto, CA, 94306-2155 or at such other time or place as the Company and the Purchasers may mutually agree (the "CLOSING DATE").

            2.2 DRAWDOWN NOTICE. The Drawdown Notice may be given at any time, in the sole discretion of the Company, (i) following the Closing Date and (ii) prior to the earlier to occur of (A) the closing of the Company's first firmly underwritten primary offering of the Company's common stock to the public or (B) June 30, 2005 (the "EXPIRATION DATE"). All Loans made pursuant to the Drawdown Notice shall not exceed the Maximum Commitment Amount. The Drawdown Notice shall
(i) be in writing signed by the Chief Executive Officer or the Chief Financial Officer of the Company, (ii) specify the Total Loan Amount, and (iii) specify the date that said loan is to be made, which date shall be three (3) days following the delivery of such Drawdown Notice or at such other time as the Company and the Purchasers may mutually agree.

            2.3 DELIVERY. The delivery of the Notes against receipt of the Total Loan Amount shall be held within three (3) days following delivery of the Drawdown Notice by the Company as set forth in Section 2.2 above, or at such other time as the Company and the Purchasers may mutually agree (the "DRAWDOWN DATE"). On the Drawdown Date (i) each Purchaser will deliver to the Company a check or wire transfer funds in the amount of such Purchaser's Loan Amount; and
(ii) the Company shall issue and deliver to each Purchaser a Note in favor of such Purchaser payable in the principal amount of such Purchaser's Loan Amount.

      3.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

            Except as set forth on a Schedule of Exceptions delivered by the Company to Purchasers at the Closing, the Company hereby represents and warrants to each Purchaser as of the Closing as set forth below.

            3.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority to own and operate its properties and assets, to execute and deliver this Agreement, to issue the Notes (together, with this Agreement, the "LOAN DOCUMENTS") and the equity securities issuable upon conversion of the Notes (the "CONVERSION SECURITIES"), and to carry out and perform its obligations under the terms of the Loan Documents and to carry on its business as presently conducted. The Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Company or its business.


                                       2.

            3.2 SUBSIDIARIES. The Company does not own or control any equity security or other interest of any other corporation, limited partnership or other business entity. The Company is not a participant in any joint venture, partnership or similar arrangement. Since its inception, the Company has not consolidated or merged with, acquired all or substantially all of the assets of, or acquired the stock or any interest in any corporation, partnership, association, or other business entity.

            3.3   CAPITALIZATION; VOTING RIGHTS.

                  (A) The authorized capital stock of the Company, immediately prior to the Closing, consists of: (i) one hundred million (100,000,000) shares of Common Stock, par value $0.0001 per share, two million one hundred thirty-six thousand six hundred nine (2,136,609) shares of which are issued and outstanding (including the shares reflected in Section 3.3(b)(i) hereof); and (ii) forty-nine million eight hundred ninety-six thousand nine hundred forty-two (49,896,942) shares of Preferred Stock, par value $0.01 per share, nine hundred ninety thousand (990,000) shares of which are designated Series A Preferred Stock, three hundred twenty-nine thousand nine hundred ninety-six (329,996) of which are issued and outstanding, thirteen million nine hundred six thousand nine hundred forty-two (13,906,942) shares of which are designated Series B Preferred Stock, four million six hundred thirty-five thousand six hundred forty-three (4,635,643) of which are issued and outstanding, and thirty-five million (35,000,000) shares of which are designated Series C Preferred Stock, ten million three hundred forty thousand nine hundred two (10,340,902) shares of which are issued and outstanding.

                  (B) Under the Company' Amended and Restated 2001 Equity Inventive Plan (the "PLAN"), (i) three hundred ninety-six thousand four hundred thirty-one (396,431) shares of Common Stock have been issued pursuant to restricted stock purchase agreements and/or the exercise of outstanding options,
(ii) options to purchase two million eight hundred forty-nine thousand five hundred fifty-four (2,849,554) shares of Common Stock have been granted and are currently outstanding, and (iii) one million one hundred twelve thousand two hundred forty (1,067,240) shares of Common Stock remain available for future issuance to officers, directors, employees and consultants of the Company.

                  (C) Other than the shares reserved for issuance under the Plan and except as may be granted pursuant to the Loan Documents and that certain Amended and Restated Investor Rights Agreement dated as of December 11, 2003 (the "INVESTOR RIGHTS AGREEMENT"), there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or stockholder agreements, or agreements of any kind for the purchase or acquisition from the Company of any of its securities. All such preemptive rights have been properly waived or complied with respect to all prior issuances of capital stock and with respect to the issuance of the Notes and the Conversion Securities.

                  (D) All issued and outstanding shares of the Company's Common Stock and Preferred Stock (i) have been duly authorized and validly issued and are fully paid and nonassessable, and (ii) were issued in compliance with all applicable state and federal laws concerning the issuance of securities.


                                       3.

                  (E) Each series of Preferred Stock is convertible into Common Stock on a one-for-one basis as of the date hereof. When issued in compliance with the provisions of the Loan Documents, the Notes and the Conversion Securities will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances other than (i) liens and encumbrances created by or imposed upon Purchasers and (ii) any right of first refusal set forth in the Company's Bylaws; provided, however, that the Notes and the Conversion Securities may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed.

                  (F) The Company has no obligation (contingent or other) to purchase, redeem or otherwise acquire any of its securities or any interest therein or to pay any dividend or make any other distribution in respect thereof. Except for the Investor Rights Agreement, the Amended and Restated Co-Sale Agreement dated as of December 11, 2003 and the Amended and Restated Voting Agreement dated as of December 11, 2003 (the "VOTING AGREEMENT"), to the best of the Company's knowledge there are no voting trusts or agreements, stockholders' agreements, buy-sell agreements, rights of first refusal, preemptive rights or proxies relating to any securities of the Company or any subsidiary of the Company (whether or not the Company or any such subsidiaries is a party thereto).

            3.4 AUTHORIZATION; BINDING OBLIGATIONS. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization of the Loan Documents, the performance of all obligations of the Company hereunder and thereunder at the Closing and the authorization, sale, issuance and delivery of the Notes pursuant hereto. The Loan Documents, when executed and delivered, will be valid and binding obligations of the Company enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights, (b) general principles of equity that restrict the availability of equitable remedies, and (c) to the extent that the enforceability of the indemnification provisions in the Investor Rights Agreement may be limited by applicable laws. The issuance of the Notes and the subsequent conversion of the Notes into Conversion Securities are not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with.

            3.5 FINANCIAL STATEMENTS. The Company has delivered to each Purchaser its unaudited balance sheet as at September 30, 2004 (the "STATEMENT DATE") and unaudited consolidated statement of income and cash flows for the nine-month period ending on the Statement Date (collectively, the "FINANCIAL STATEMENTS"). The Financial Statements, together with the notes thereto, present fairly the financial condition and position of the Company as of the Statement Date; provided, however, that the unaudited financial statements are subject to normal recurring year-end audit adjustments (which are not expected to be material either individually or in the aggregate), and do not contain all footnotes required under generally accepted accounting principles. All liabilities (whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due) ("LIABILITIES") of the Company and other obligations of the Company, whether absolute, accrued, contingent or otherwise, whether direct or indirect, and whether due or to become due, that existed at the Statement Date have been disclosed in the balance sheet included in the Financial Statements (the "BALANCE SHEET") to the extent such Liabilities and


                                       4.

obligations were required, under generally accepted accounting principles, to be so disclosed. The Company has not (a) made a general assignment for the benefit of its creditors, (b) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition in bankruptcy by its creditors, (c) suffered the appointment of a receiver to take possession of all or substantially all of its assets or properties, (d) suffered the attachment or other judicial seizure of all or substantially all of its assets or (e) admitted in writing its inability to pay its debts as they come due. After giving effect to the transactions contemplated hereby, the Company will have tangible and intangible assets having a fair value in excess of the amount required to pay its probable Liabilities on its existing debts as they become absolute and matured. To the Company's knowledge, there are no Liabilities of the Company of any kind whatsoever, and there is no existing condition, situation or set of circumstances that could reasonably be expected to result in a Liability of the Company, other than (a) Liabilities reflected in the Financial Statements, (b) Liabilities that have arisen after the date of the Balance Sheet in the ordinary course of business (none of which is a Liability for breach of contract, breach of warranty, tort, infringement claim or lawsuit) and that, in the aggregate, do not exceed $25,000, and (c) Liabilities that have arisen after the date of the Balance Sheet in connection with the preparation, execution and negotiation of the Loan Documents and the transactions contemplated hereby and thereby.

            3.6   AGREEMENTS; ACTION.

                  (A) There are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company is a party or to its knowledge by which it is bound which may involve (i) obligations (contingent or otherwise) of, or payments to, the Company in excess of $50,000 (other than obligations of, or payments to, the Company arising from purchase or sale agreements entered into in the ordinary course of business), or (ii) the transfer or license of any patent, copyright, trade secret or other proprietary right to or from the Company (other than licenses arising from the purchase of "off the shelf" or other standard products), (iii) indemnification by the Company with respect to infringements of proprietary rights (other than indemnification obligations arising from purchase or sale or license agreements entered into in the ordinary course of business), or (iv) employment or labor matters (including, without limitation, any severance, "change of control" or other similar payments, obligations or matters).

                  (B) The Company has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred or guaranteed any indebtedness for money borrowed or any other liabilities (other than with respect to dividend obligations, distributions, indebtedness and other obligations incurred in the ordinary course of business or as disclosed in the Financial Statements) individually in excess of $50,000 or, in the case of indebtedness and/or liabilities individually less than $50,000, in excess of $200,000 in the aggregate, (iii) made any loans or advances to any person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

                  (C) The Company has delivered to the Purchasers or their counsel copies of all contracts, agreements, instruments and transactions listed in the Schedule of


                                       5.

Exceptions. To the Company's knowledge, all such contracts, agreements and instruments to which the Company is a party or by which it is bound ("CONTRACTS") are valid, binding and in full force and effect in all material respects and enforceable by the Company in accordance with their respective terms in all material respects, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies. The Company is not in material default under any of such Contracts. To the Company's knowledge, no other party to any of the Contracts is in material default thereunder.

                  (D) For the purposes of subsections (a) and (b) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

            3.7 OBLIGATIONS TO RELATED PARTIES. There are no obligations of the Company to officers, directors, stockholders, or employees of the Company other than (a) for payment of salary for services rendered, (b) reimbursement for reasonable expenses incurred on behalf of the Company and (c) for other standard employee benefits made generally available to all employees (including stock option agreements outstanding under any stock option plan approved by the Board of Directors of the Company).

            3.8 CHANGES. Since the Statement Date, other than pursuant to the Loan Documents, there has not been to the Company's knowledge:

                  (A) Any change in the assets, liabilities, financial condition or operations of the Company from that reflected in the Financial Statements, other than changes in the ordinary course of business, none of which individually or in the aggregate has had a material adverse effect on such assets, liabilities, financial condition or operations of the Company;

                  (B) Any resignation or termination of any officer, key employee or group of employees of the Company;

                  (C) Any material change, except in the ordinary course of business, in the contingent obligations of the Company by way of guaranty, endorsement, indemnity, warranty or otherwise;

                  (D) Any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the properties, business or prospects or financial condition of the Company;

                  (E) Any waiver by the Company of a valuable right or of a material debt owed to it;

                  (F) Any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder;

                  (G)   Any labor organization activity related to the Company;


                                       6.

                  (H) Any debt, obligation or liability incurred, assumed or guaranteed by the Company, except those for immaterial amounts and for current liabilities incurred in the ordinary course of business;

                  (I) Any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets;

                  (J) Any change in any material agreement to which the Company is a party or by which it is bound which materially and adversely affects the business, assets, liabilities, financial condition, operations or prospects of the Company;

                  (K) Any other event or condition of any character that, either individually or cumulatively, has materially and adversely affected the business, assets, liabilities, financial condition or operations of the Company; or

                  (L) Any arrangement or commitment by the Company to do any of the acts described in subsection (a) through (k) above.

            3.9 TITLE TO PROPERTIES AND ASSETS; LIENS, ETC. The Company has good and marketable title to its properties and assets, including the properties and assets reflected in the most recent balance sheet included in the Financial Statements, and good title to its leasehold estates, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than (a) those resulting from taxes which have not yet become delinquent, (b) minor liens and encumbrances which do not materially detract from the value of the property subject thereto or materially impair the operations of the Company, and (c) those that have otherwise arisen in the ordinary course of business. The Company is in compliance with all material terms of each lease to which it is a party or is otherwise bound.

            3.10  INTELLECTUAL PROPERTY.

                  (A) To the best of its knowledge, the Company owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes necessary for its business as now conducted and as presently proposed to be conducted, without any known infringement of the rights of others. There are no outstanding options, licenses or agreements of any kind relating to the foregoing proprietary rights, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes of any other person or entity other than such licenses or agreements arising from the purchase of "off the shelf" or standard products.

                  (B) The Company has not received any communications alleging that the Company has violated or, by conducting its business as presently proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity.

                  (C) The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other


                                       7.

agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with their duties to the Company or that would conflict with the Company's business as proposed to be conducted. Each employee, officer and consultant of the Company has executed a proprietary information and inventions agreement in the form(s) as delivered to Purchasers. No employee, officer or consultant of the Company has excluded works or inventions made prior to his or her employment with the Company from his or her assignment of inventions pursuant to such employee, officer or consultant's proprietary information and inventions agreement and, to the Company's knowledge, none of its present or former employees, officers or consultants are in violation thereof.

                  (D) The Company is not subject to any "open source" or "copyleft" obligations or otherwise required to make any public disclosure or general availability of source code either used or developed by the Company.

            3.11 COMPLIANCE WITH OTHER INSTRUMENTS. The Company is not in violation or default of any term of its charter documents, each as amended, or of any provision of any mortgage, indenture, contract, agreement, instrument or contract to which it is party or by which it is bound or of any judgment, decree, order or writ other than any such violation that would not have a material adverse effect on the Company. The execution, delivery, and performance of and compliance with the Loan Documents, and the issuance of the Notes pursuant hereto and the consummation of the transactions contemplated hereby or thereby, will not, with or without the passage of time or giving of notice, result in any such material violation, or be in conflict with or constitute a material default under any such term, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties.

            3.12 LITIGATION. There is no action, suit, proceeding or investigation pending or, to the Company's knowledge, currently threatened in writing against the Company that questions the validity of the Loan Documents, or the right of the Company to enter into any of such agreements, or to consummate the transactions contemplated hereby or thereby, or which would reasonably be expected to result, either individually or in the aggregate, in any material adverse change in the assets, condition, affairs or prospects of the Company, financially or otherwise, or any change in the current equity ownership of the Company, nor is the Company aware that there is any basis for any of the foregoing. The Company is not a party or, to its knowledge, subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate.

            3.13 TAX RETURNS AND PAYMENTS. The Company has filed all tax returns (federal, state and local) required to be filed by it. All taxes shown to be due and payable on such returns, any assessments imposed, and to the Company's knowledge all other taxes due and payable by the Company on or before the Closing, have been paid or will be paid prior to the time they become delinquent. The Company has no knowledge of any liability of any tax to be imposed upon its properties or assets as of the date of this Agreement that is not adequately provided for. The Company has not elected pursuant to the Internal Revenue Code of 1986, as


                                       8.

amended (the "CODE") to be treated as a Subchapter "S" corporation or a collapsible corporation pursuant to Section 341(f) or Section 1362(a) thereof. The Company has withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

            3.14 EMPLOYEES. The Company has no collective bargaining agreements with any of its employees. There is no labor union organizing activity pending or, to the Company's knowledge, threatened with respect to the Company. The Company is not a party to or bound by any currently effective employment contract, deferred compensation arrangement, bonus plan, incentive plan, profit sharing plan, retirement agreement or other employee compensation plan or agreement, nor has the Company ever maintained or contributed to any employee benefit plan subject to the Employee Retirement Income Security Act of 1974 ("ERISA"). The Company has never contributed to any "multi-employer plan" as such term is defined in ERISA. To the Company's knowledge, no employee of the Company, nor any consultant with whom the Company has contracted, is in violation of any term of any employment contract, proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, the Company; and to the Company's knowledge the continued employment by the Company of its present employees, and the performance of the Company's contracts with its independent contractors, will not result in any such violation. The Company has not received any notice alleging that any such violation has occurred. No employee of the Company has been granted the right to continued employment by the Company or to any material compensation following termination of employment with the Company. The Company is not aware that any officer, key employee or group of employees intends to terminate his, her or their employment with the Company, nor does the Company have a present intention to terminate the employment of any officer, key employee or group of employees. There are no actions pending, or to the Company's knowledge, threatened, by any former or current employee concerning such person's employment by the Company.

            3.15 REGISTRATION RIGHTS AND VOTING RIGHTS. Except as required pursuant to the Investor Rights Agreement, the Company is presently not under any obligation, and has not granted any rights, to register (as defined in Section 1.1 of the Investor Rights Agreement) any of the Company's presently outstanding securities or any of its securities that may hereafter be issued. To the Company's knowledge, except as provided for in the Voting Agreement, no stockholder of the Company has entered into any agreement with respect to the voting of equity securities of the Company.

            3.16 COMPLIANCE WITH LAWS; PERMITS. To the best of its knowledge, the Company is not in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties which violation would materially and adversely affect the business, assets, liabilities, financial condition, operations or prospects of the Company. No governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the execution and delivery of the Loan Documents or the issuance of the Notes, except such as have been duly and validly obtained or filed, or with respect to any filings that must be made after the Closing, as will be filed in a timely manner. The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being


                                       9.

conducted by it, the lack of which could materially and adversely affect the business, properties or financial condition of the Company and believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted.

            3.17 OFFERING VALID. Assuming the accuracy of the representations and warranties of Purchasers contained in Section 4.2 hereof, the issuance of the Notes and the Conversion Securities will be exempt from the registration requirements of the Securities Act, and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws.

            3.18 ENVIRONMENTAL AND SAFETY LAWS. To the best of its knowledge, Company is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and to its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

            3.19 FULL DISCLOSURE. The Company has provided Purchasers with all information requested by the Purchasers in connection with their decision to loan the Loan Amounts, including all information the Company believes is reasonably necessary to make such investment decision. To the Company's knowledge, neither this Agreement, the exhibits hereto, the Notes, nor any other document delivered by the Company to Purchasers or their attorneys or agents in connection herewith or therewith or with the transactions contemplated hereby or thereby, contain any untrue statement of a material fact nor, to the Company's knowledge, omit to state a material fact necessary in order to make the statements contained herein or therein not misleading.

            3.20 MINUTE BOOKS. The minute books of the Company heretofore made available to Purchasers or their counsel for inspection contain a complete and accurate summary of all meetings and other corporate actions taken by the directors and stockholders of the Company.

            3.21 INSURANCE. The Company has or will obtain promptly following the Closing general commercial, product liability, fire and casualty insurance policies with coverage customary for companies similarly situated to the Company.

            3.22 REAL PROPERTY HOLDING CORPORATION. The Company is not a real property holding corporation within the meaning of Code Section 897(c)(2) and any regulations promulgated thereunder.

            3.23 SECTION 83(B) ELECTIONS. To the Company's knowledge, all individuals who have purchased unvested shares of the Company's Common Stock have timely filed elections under Section 83(b) of the Code and any analogous provisions of applicable tax laws.

            3.24 PRODUCT REGULATORY REVIEW. To the Company's knowledge, as to each of the products of the Company, including, without limitation, products or compounds currently under research and/or development by the Company, subject to the jurisdiction of the United States Food and Drug Administration ("FDA") under the Federal Food, Drug and Cosmetic Act and the regulations thereunder ("FDCA") each such product, a "LIFE SCIENCE PRODUCT"), such Life Science Product is being researched, developed, manufactured, tested, distributed and/or


                                      10.

marketed in compliance in all material respects with all applicable requirements under the FDCA and similar laws and regulations applicable to such Life Science Product, including those relating to investigational use, premarket approval, good manufacturing practices, labeling, advertising, record keeping, filing of reports and security. To the Company's knowledge, the Company has not received any notice or other communication from the FDA or any other federal, state or foreign governmental entity (a) contesting the premarket approval of, the uses of or the labeling and promotion of any Life Science Product or (b) otherwise alleging any violation by the Company of any law, regulation or other legal provision applicable to a Life Science Product. To the Company's knowledge, neither the Company, nor any officer, employee or agent of the Company has made an untrue statement of a material fact or fraudulent statement to the FDA or other Federal, state or foreign governmental entity performing similar functions or failed to disclose a material fact required to be disclosed to the FDA or such other Federal, state or foreign governmental entity.

            3.25 USE OF PROCEEDS. The Company shall use the cash proceeds from the issuance of the Notes solely for working capital, capital expenses and general corporate purposes and shall not be used to satisfy or repay any indebtedness except as contemplated by the Loan Documents.

      4.    REPRESENTATIONS AND WARRANTIES OF PURCHASERS.

            Each Purchaser hereby represents and warrants to the Company, severally and not jointly, as follows (provided that such representations and warranties do not lessen or obviate the representations and warranties of the Company set forth in this Agreement):

            4.1 REQUISITE POWER AND AUTHORITY. Purchaser has all necessary power and authority to execute and deliver this Agreement and to carry out the provisions herein. All action on Purchaser's part required for the lawful execution and delivery of this Agreement has been taken. Upon execution and delivery, this Agreement will be a valid and binding obligation of Purchaser, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights, and (b) as limited by general principles of equity that restrict the availability of equitable remedies.

            4.2 INVESTMENT REPRESENTATIONS. Purchaser understands that neither the Notes nor the Conversion Securities have been registered under the Securities Act. Purchaser also understands that the Notes are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon Purchaser's representations contained in the Agreement. Purchaser hereby represents and warrants as follows:

                  (A) PURCHASER BEARS ECONOMIC RISK. Purchaser has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. Purchaser must bear the economic risk of this investment indefinitely unless the Notes and/or the Conversion Securities are registered pursuant to the Securities Act, or an exemption from registration is available. Purchaser understands that the Company has no present intention of registering the


                                      11.

Notes or the Conversion Securities. Purchaser also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow Purchaser to transfer all or any portion of the Securities under the circumstances, in the amounts or at the times Purchaser might propose.

                  (B) ACQUISITION FOR OWN ACCOUNT. Purchaser is acquiring the Notes and the Conversion Securities issuable upon conversion of the Notes for Purchaser's own account for investment only, and not with a view towards their distribution.

                  (C) PURCHASER CAN PROTECT ITS INTEREST. Purchaser represents that by reason of its, or of its management's, business or financial experience, Purchaser has the capacity to protect its own interests in connection with the transactions contemplated in the Loan Documents. Further, Purchaser is aware of no publication of any advertisement in connection with the transactions contemplated in the Agreement.

                  (D) QUALIFIED INSTITUTIONAL BUYER OR INSTITUTIONAL ACCREDITED INVESTOR. Canaan Equity III L.P., Caduceus Private Investments II, L.P., Caduceus Private Investments II (QP), L.P., UBS Juniper Crossover Fund, LLC and Bay Area Equity Fund I, L.P. each represents, severally and not jointly, that it is a "qualified institutional buyer" as defined in Rule 144A promulgated under the Securities Act. Each such other Purchaser represents, severally and not jointly, that it is an institutional accredited investor as defined in Rule 501(a)(1),(2),(3),(7) or (8) of Regulation D promulgated under the Securities Act.

                  (E) COMPANY INFORMATION. Purchaser has received and read the Financial Statements and has had an opportunity to discuss the Company's business, management and financial affairs with directors, officers and management of the Company and has had the opportunity to review the Company's operations and facilities. Purchaser has also had the opportunity to ask questions of and receive answers from, the Company and its management regarding the terms and conditions of this investment.

                  (F) RULE 144. Purchaser acknowledges and agrees that the Notes, and, if issued, the Conversion Securities are "restricted securities" as defined in Rule 144 promulgated under the Securities Act as in effect from time to time and must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Purchaser has been advised or is aware of the provisions of Rule 144, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions.

                  (G) RESIDENCE. If Purchaser is an individual, then Purchaser resides in the state or province identified in the address of Purchaser set forth on EXHIBIT A; if Purchaser is a partnership, corporation, limited liability company or other entity, then the office or offices of Purchaser in which its investment decision was made is located at the address or addresses of Purchaser set forth on EXHIBIT A.

                  (H) FOREIGN INVESTORS. If Purchaser is not a United States person (as defined by Section 7701(a)(30) of the Code), Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to


                                      12.

subscribe for the Securities or any use of the Loan Documents, including (i) the legal requirements within its jurisdiction for the purchase of the Securities,
(ii) any foreign exchange restrictions applicable to such purchase, (iii) any government or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Securities. Purchaser's subscription and payment for and continued beneficial ownership of the Securities will not violate any applicable securities or other laws of Purchaser's jurisdiction.

            4.3 TRANSFER RESTRICTIONS. Each Purchaser acknowledges and agrees that the Notes and, if issued, the Conversion Securities are subject to restrictions on transfer as set forth in the Investor Rights Agreement.

      5.    CONDITIONS TO CLOSING.

            5.1 CONDITIONS TO PURCHASERS' OBLIGATIONS AT THE CLOSING. Each Purchaser's obligations under Section 2 of this Agreement, at or prior to the Closing Date, of the following conditions:

                  (A) REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties made by the Company in Section 3 hereof shall be true and correct in all material respects as of the Closing Date with the same force and effect as if they had been made on and as of the Closing Date.

                  (B) PERFORMANCE OF OBLIGATIONS. The Company shall have performed all obligations and conditions herein required to be performed or observed by it on or prior to the Closing and shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by the Loan Documents (except as may be properly obtained subsequent to the Closing).

                  (C) CORPORATE DOCUMENTS. The Company shall have delivered to Purchasers or their counsel, copies of all corporate documents of the Company as Purchasers shall reasonably request.

                  (D) COMPLIANCE CERTIFICATE. The Company shall have delivered to Purchasers a Compliance Certificate, executed by the President of the Company, dated the Closing Date, to the effect that the conditions specified in subsections (a) and (b) of this Section 5.1 have been satisfied.

                  (E) SECRETARY'S CERTIFICATE. Purchasers shall have received from the Company's Secretary, a certificate having attached thereto (i) the Company's Certificate of Incorporation as in effect at the time of the Closing,
(ii) the Company's Bylaws as in effect at the time of the Closing, (iii) resolutions approved by the Board of Directors authorizing the transactions contemplated hereby, and (iv) good standing certificates (including tax good standing) with respect to the Company from the applicable authority(ies) in Delaware and any other jurisdiction in which the Company is qualified to do business, dated a recent date before the Closing.


                                      13.

            5.2 CONDITIONS TO OBLIGATIONS OF THE COMPANY. The Company's obligations under Section 2 of this Agreement are subject to the satisfaction or waiver, on or prior to the Closing Date, of the following conditions:

                  (A) REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties in Section 4 made by those Purchasers acquiring Shares hereof shall be true and correct in all material respects as of the Closing Date, with the same force and effect as if they had been made on and as of the Closing Date.

                  (B) PERFORMANCE OF OBLIGATIONS. Such Purchasers shall have performed and complied with all agreements and conditions herein required to be performed or complied with by such Purchasers on or before the Closing.

                  (C) CONSENTS, PERMITS, AND WAIVERS. The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by the Loan Documents (except for such as may be properly obtained subsequent to the Closing).

      6.    MISCELLANEOUS.

            6.1 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of California in all respects as such laws are applied to agreements among California residents entered into and performed entirely within California. The parties agree that any action brought by either party under or in relation to this Agreement, including without limitation to interpret or enforce any provision of this Agreement, shall be brought in, and each party agrees to and does hereby submit to the jurisdiction and venue of, any state or federal court located in the County of San Mateo, California.

            6.2 SURVIVAL. The representations, warranties, covenants and agreements made herein shall survive the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

            6.3 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon the parties hereto and their respective successors, assigns, heirs, executors and administrators. The Company may not assign, hypothecate or transfer any of its rights, duties or obligations under the Loan Documents.

            6.4 ENTIRE AGREEMENT. This Agreement, the exhibits and schedules hereto, and the Notes constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any oral or written representations, warranties, covenants and agreements except as specifically set forth herein and therein. Each party expressly represents and warrants that it is not relying on any oral or written representations, warranties, covenants or agreements outside of the Loan Documents.


                                      14.

            6.5 SEVERABILITY. In the event one or more of the provisions of this Agreement or any other Loan Document should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement or any other Loan Document, and this Agreement and any other Loan Document shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

            6.6 AMENDMENT AND WAIVER. This Agreement and the Notes may be amended or modified only upon the written consent of the Company and Purchasers holding Notes equal to or greater than fifty percent (50%) of the outstanding principal amount of all outstanding Notes issued under this Agreement (the "MAJORITY HOLDERS"). PURCHASER ACKNOWLEDGES THAT THIS AGREEMENT AND THE NOTES MAY BE AMENDED WITH THE CONSENT OF THE "MAJORITY HOLDERS," AND PURCHASER'S RIGHTS HEREUNDER AND THEREUNDER MAY BE AMENDED OR WAIVED WITHOUT PURCHASER'S CONSENT.

            6.7 DELAYS OR OMISSIONS. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under the Loan Documents, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on any party's part of any breach, default or noncompliance under this Agreement, or any waiver on such party's part of any provisions or conditions of the Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to any party, shall be cumulative and not alternative.

            6.8 WAIVER OF CONFLICTS. Each party to this Agreement acknowledges that Cooley Godward LLP ("COOLEY GODWARD"), outside general counsel to the Company, has in the past performed and is or may now or in the future represent one or more Purchasers or their affiliates in matters unrelated to the transactions contemplated by this Agreement (the "BRIDGE FINANCING"), including representation of such Purchasers or their affiliates in matters of a similar nature to the Bridge Financing. The applicable rules of professional conduct require that Cooley Godward inform the parties hereunder of this representation and obtain their consent. Cooley has served as outside general counsel to the Company and has negotiated the terms of the Bridge Financing solely on behalf of the Company. The Company and each Purchaser hereby (a) acknowledge that they have had an opportunity to ask for and have obtained information relevant to such representation, including disclosure of the reasonably foreseeable adverse consequences of such representation; (b) acknowledge that with respect to the Bridge Financing, Cooley Godward has represented solely the Company, and not any Purchaser or any stockholder, director or employee of the Company or any Purchaser; and (c) gives its informed consent to Cooley Godward's representation of the Company in the Bridge Financing.

            6.9 NOTICES. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail, telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, or (c) one (1) day after deposit with a


                                      15.

nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at the address as set forth on the signature page hereof and to Purchaser at the address set forth on EXHIBIT A attached hereto or at such other address or electronic mail address as the Company or Purchaser may designate by ten (10) days advance written notice to the other parties hereto.

            6.10 EXPENSES. Each party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of the Agreement and the transactions contemplated herein; provided, however, that the Company shall, at the Closing, reimburse the reasonable fees of and expenses of one special counsel to the Purchasers, not to exceed $15,000.

            6.11 ATTORNEYS' FEES. In the event that any suit or action is instituted under or in relation to this Agreement, including without limitation to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

            6.12 TITLES AND SUBTITLES. The titles of the sections and subsections of the Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

            6.13 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

            6.14 BROKER'S FEES. Each party hereto represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker's or finder's fee or any other commission directly or indirectly in connection with the transactions contemplated herein. Each party hereto further agrees to indemnify each other party for any claims, losses or expenses incurred by such other party as a result of the representation in this Section 6.14 being untrue.

            6.15 EXCULPATION AMONG PURCHASERS. Each Purchaser acknowledges that it is not relying upon any person, firm, or corporation, other than the Company and its officers and directors, in making its investment or decision to invest in the Company. Each Purchaser agrees that no Purchaser nor the respective controlling persons, officers, directors, partners, agents, or employees of any Purchaser shall be liable to any other Purchaser for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the Notes and Conversion Securities.

            6.16 PRONOUNS. All pronouns contained herein, and any variations thereof, shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as to the identity of the parties hereto may require.

            6.17 CALIFORNIA CORPORATE SECURITIES LAW. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN


                                      16.

QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION OR IN THE ABSENCE OF AN EXEMPTION FROM SUCH QUALIFICATION IS UNLAWFUL. PRIOR TO ACCEPTANCE OF SUCH CONSIDERATION BY THE COMPANY, THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED OR AN EXEMPTION FROM SUCH QUALIFICATION BEING AVAILABLE.

[THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]


                                      17.

      IN WITNESS WHEREOF, the parties hereto have executed this NOTE PURCHASE AGREEMENT as of the date set forth in the first paragraph hereof.

COMPANY:                                        PURCHASERS:

PENINSULA PHARMACEUTICALS, INC.                 DOMAIN PARTNERS V, L.P.

                                                By: One Palmer Square Associates V, L.L.C.
                                                Its: General Partner

By:                                             By:
    -------------------------------------           -------------------------------------
    Dennis Podlesak                                 Kathleen K. Schoemaker,
    President and Chief Executive Officer           Managing Member


                            NOTE PURCHASE AGREEMENT
                                 SIGNATURE PAGE

                                              CANAAN EQUITY III L.P.

                                              By: Canaan Equity Partners III LLC


                                              By:
                                                  ------------------------------
                                                  Member/Manager:


                            NOTE PURCHASE AGREEMENT
                                 SIGNATURE PAGE

                                     EGS PRIVATE HEALTHCARE PARTNERSHIP II, L.P.

                                     By:  EGS Private Healthcare Investments,
                                          L.L.C.,
                                     Its: General Partner


                                     By:
                                         ---------------------------------------
                                         Terry Vance
                                         Member of Board of Managers


                            NOTE PURCHASE AGREEMENT
                                 SIGNATURE PAGE

                                  CADUCEUS PRIVATE INVESTMENTS II, L.P.

                                  By:  OrbiMed Capital II LLC
                                  Its: General Partner

                                  By:
                                      ----------------------------------------

                                  Name:
                                        --------------------------------------

                                  Title:
                                         -------------------------------------

                                  CADUCEUS PRIVATE INVESTMENTS II (QP), L.P.

                                  By:  OrbiMed Capital II LLC
                                  Its: General Partner

                                  By:
                                      ----------------------------------------

                                  Name:
                                        --------------------------------------

                                  Title:
                                         -------------------------------------

                                  UBS JUNIPER CROSSOVER FUND, LLC

                                  By:  OrbiMed Advisors LLC
                                       Member of UBS Juniper Management, L.L.C.,
                                       Managing Member

                                  By:
                                      ----------------------------------------

                                  Name:
                                        --------------------------------------

                                  Title:
                                         -------------------------------------


                            NOTE PURCHASE AGREEMENT
                                 SIGNATURE PAGE

                                    BAY AREA EQUITY FUND I, L.P.

                                    By: Bay Area Equity Fund Managers I, L.L.C.,
                                        its General Partner

                                    By: H&Q Venture Management L.L.C.,
                                        its Managing Member


                                    By:
                                        ----------------------------------------

                                    Name:
                                          --------------------------------------

                                    Title:
                                           -------------------------------------


                            NOTE PURCHASE AGREEMENT
                                 SIGNATURE PAGE

                                     A. M. PAPPAS LIFE SCIENCE VENTURES II, L.P.

                                     By:  AMP&A Management II, LLC
                                     Its: General Partner


                                     By:
                                         ---------------------------------------
                                         Ford S. Worthy
                                         Partner


                            NOTE PURCHASE AGREEMENT
                                 SIGNATURE PAGE

                                   EXHIBIT A

                             SCHEDULE OF PURCHASERS

                                                    COMMITMENT       PRO RATA
            NAME AND ADDRESS                          AMOUNT        PERCENTAGE
---------------------------------------------    ---------------   ------------
Domain Partners V, L.P.                            $4,000,000.00         33.33%
      c/o Domain Associates, L.L.C.
      Attn: Kathleen K. Schoemaker
      One Palmer Square
      Princeton, NJ  08542

Canaan Equity III L.P.                             $3,300,000.00         27.50%
      2884 Sand Hill Road, Suite 115
      Menlo Park, CA  94025

EGS Private Healthcare Partnership II, L.P.        $2,000,000.00         16.67%
      105 Rowayton Ave., 2nd Floor
      Rowayton, CT 06853

Caduceus Private Investments II, L.P.              $  667,389.15          5.56%

Caduceus Private Investments II (QP), L.P.         $  249,884.18          2.08%

UBS Juniper Crossover Fund, LLC                    $   82,726.67          0.69%
      OrbiMed Advisors LLC
      767 Third Avenue, 30th Floor
      New York, NY  10017

Bay Area Equity Fund I, LP                         $1,000,000.00          8.33%
      560 Mission Street
      San Francisco, CA 94105

A. M. Pappas Life Science Ventures II, L.P.          $700,000.00          5.84%
      Emerging Technologies Center
      7030 Kit Creek Road
      P.O. Box 110287
      Research Triangle Park, NC 27709

TOTAL:                                            $12,000,000.00        100.00%
                                                  ==============   ============

                                   EXHIBIT B

                      FORM OF CONVERTIBLE PROMISSORY NOTE

THIS CONVERTIBLE PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NO SALE OR DISPOSITION MAY BE EFFECTED EXCEPT IN COMPLIANCE WITH RULE 144 UNDER SAID ACT OR AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE HOLDER SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT OR RECEIPT OF A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION.

                          CONVERTIBLE PROMISSORY NOTE

$__________                                                   ____________, 200_
                                                             ALAMEDA, CALIFORNIA

      For value received PENINSULA PHARMACEUTICALS, INC., a Delaware corporation ("PAYOR" or the "COMPANY") promises to pay to __________ or its assigns ("HOLDER") the principal sum of $__________ with simple interest on the outstanding principal amount at the rate of 8% per annum. Interest shall commence with the date hereof and shall continue on the outstanding principal until paid in full or converted. Interest shall be computed on the basis of a year of 365 days for the actual number of days elapsed.

      1. This note (the "NOTE") is issued as part of a series of similar notes (collectively, the "NOTES") to be issued pursuant to the terms of that certain Note Purchase Agreement (the "AGREEMENT") dated as of December 23, 2004 to the persons or entities listed on the Schedule of Purchasers thereof (collectively, the "HOLDERS").

      2. All payments of interest and principal under this Note shall be in lawful money of the United States of America at such place as Holder may from time to time designate in writing to the Company. All payments shall be applied first to accrued interest, and thereafter to principal.

      3. The entire outstanding principal balance of this Note plus all accrued interest thereon, if any, shall be due and payable in full immediately upon the earlier of the following (the "MATURITY DATE"): (i) five (5) years from the date of this Note, or (ii) any Event of Default (as defined in Section 9 below).

      4. At any time prior to the Maturity Date, the principal balance and accrued and unpaid interest of this Note shall automatically convert in whole without any further action by the Holders as follows:

            (A) upon the closing of the first firmly underwritten primary offering of the Company's common stock (the "COMMON STOCK") to the public (the "IPO"), into shares of Common Stock at a conversion price equal to eighty percent (80%) of the price per share of the Common Stock issued in the IPO; or

            (B) upon the closing of the Company's next round of private equity financing with total proceeds to the Company of not less than $10,000,000 (the "FINANCING"), into shares of the Company's preferred stock (the "PREFERRED STOCK") issued in the Financing at a conversion price equal to eighty percent (80%) of the price per share of the Preferred Stock issued in the Financing and on the same terms and conditions extended to all other investors in the Financing.

      5. At any time prior to the Maturity Date, the principal balance and accrued and unpaid interest of this Note may be converted, at the option of the Holder, as follows:

            (A) upon the closing of the Company's next round of private equity financing with total proceeds to the Company of less than $10,000,000 (the "ALTERNATE FINANCING"), into shares of Preferred Stock issued in the Alternate Financing at a conversion price equal to eighty percent (80%) of the price per share of the Preferred Stock issued in the Alternate Financing and on the same terms and conditions extended to all other investors in the Alternate Financing; or

            (B) in the event of a corporate transaction that would trigger the liquidation rights or asset transfer or acquisition rights in the Company's then current Certificate of Incorporation (a "CORPORATE TRANSACTION"), into shares of the Company's Series C Preferred Stock at a conversion price equal to $5.61 per share (as adjusted for stock splits, stock dividends, recapitalizations, combinations or the like); provided, however, if the Company enters into a definitive agreement or a non-binding letter of intent on or before March 1, 2005 regarding a Corporate Transaction, this Note may not be converted and shall be repaid immediately following the closing of such Corporate Transaction in an amount equal to the sum of (a) one hundred twenty-five percent (125%) of the principal amount of the Note and (b) all accrued and unpaid interest under the Note.

      6. No fractional shares of Common Stock or Preferred Stock will be issued upon conversion of this Note. In lieu of any fractional share to which Holder would otherwise be entitled, Payor will pay to Holder in cash the amount of the unconverted principal balance of this Note that would otherwise be converted into such fractional share. Upon conversion of this Note pursuant to
Section 4 or Section 5 above, Holder shall surrender this Note, duly endorsed, at the principal offices of Payor. At its expense, Payor will, as soon as practicable thereafter, issue and deliver to Holder a certificate or certificates for the number of shares to which Holder is entitled upon such conversion, together with any other securities and property to which Holder is entitled upon such conversion under the terms of this Note, including a check payable to Holder for any cash amounts payable as described herein.

      7.    Unless this Note has been converted in accordance with the terms of
Section 4 or Section 5 above, or repaid in accordance with the terms of Section 5 above, the entire outstanding principal balance and all unpaid accrued interest shall become fully due and payable on the Maturity Date.

      8.    Payor may not prepay this Note prior to the Maturity Date.

      9. If there shall be any Event of Default hereunder, at the option and upon the declaration of Holder of this Note and upon written notice to Payor (which election and notice shall not be required in the case of an Event of Default under Section 9(b) or 9(c)), this Note shall accelerate and all principal and unpaid accrued interest shall become due and payable. The occurrence of any one or more of the following shall constitute an Event of Default:

            A. Payor fails to pay timely any of the principal amount due under this Note on the date the same becomes due and payable or any accrued interest or other amounts due under this Note on the date the same becomes due and payable;

            B. Payor files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or makes any assignment for the benefit of creditors or takes any corporate action in furtherance of any of the foregoing; or

            C. An involuntary petition is filed against Payor (unless such petition is dismissed or discharged within sixty (60) days) under any bankruptcy statute now or hereafter in effect, or a custodian, receiver, trustee, assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody or control of any property of Payor.

      10. Payor hereby waives demand, notice, presentment, protest and notice of dishonor.

      11. This Note shall be governed by construed and under the laws of the State of California, as applied to agreements among California residents, made and to be performed entirely within the State of California, without giving effect to conflicts of laws principles.

      12. Any term of this Note may be amended or waived with the written consent of Payor and the Holders of a majority in interest of the outstanding principal amount of all Notes, as provided in the Agreement. Holder acknowledges that because this Note may be amended with the consent of such majority in interest of the outstanding principal amount of the Notes, Holder's rights hereunder (including, without limitation, Holder's right to receive principal and interest as due) may be amended or waived without Holder's consent.

      13. All notices or other communications required or given hereunder shall be in writing and shall be deemed effectively given when presented personally or on the date of receipt (or refusal of delivery) if sent by courier service or U.S. Mail (certified or registered, postage prepaid, return receipt requested) to the parties at the addresses given below or such other addresses as the parties may hereafter designate in writing. The date shown on the courier's confirmation of delivery or return receipt shall be conclusive as to the date of receipt.

            PAYOR:      Peninsula Pharmaceuticals, Inc.
                        1751 Harbor Bay Parkway
                        Alameda, California 94502

            HOLDER:
                        ------------------------------------

                        ------------------------------------

                        ------------------------------------

                        Attn:
                             -------------------------------

      14. This Note may be transferred only upon its surrender to the Company for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Company. Thereupon, this Note shall be reissued to, and registered in the name of, the transferee, or a new Note for like principal amount and interest shall be issued to, and registered in the name of, the transferee. Interest and principal shall be paid solely to the registered holder of this Note. Such payment shall constitute full discharge of the Company's obligation to pay such interest and principal.

                                    PENINSULA PHARMACEUTICALS, INC.


                                    By:
                                       ----------------------------------------
                                    Name:  Dennis Podlesak
                                    Title: President and Chief Executive Officer